UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Charles Schwab Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P.O. BOX 8016, CARY, NC 27512-9903

The Charles Schwab Corporation

Annual Meeting of Stockholders

Thursday, May 21, 2026 11:00 AM, Central Time

Annual meeting will be held virtually via the internet - please visit www.proxydocs.com/SCHW for more details.

You must register to attend the meeting online and/or participate at www.proxydocs.com/SCHW

For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/SCHW

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

If you want to receive a paper or email copy of the proxy materials, you must request one. Unless requested, you will not otherwise receive a paper or email copy. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 11, 2026.

SEE REVERSE FOR FULL AGENDA

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

The Charles Schwab Corporation Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

    FOR ON PROPOSALS 1, 2, 3 AND 4

PROPOSAL

1.	Election of directors for three-year terms:

1.01 Marianne C. Brown

1.02 Frank C. Herringer

1.03 Richard A. Wurster

1.04 Carolyn Schwab-Pomerantz

2.	Ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2026

3.	Advisory approval of named executive officer compensation

4.	Approval of Amendments to the Certificate of Incorporation and Bylaws to declassify the Board of Directors

Note: Consider any other business properly coming before the meeting.